Exhibit 99.1

Senetek PLC holds Annual General Meeting

NAPA, Calif., Dec. 19, 2003 /PRNewswire-FirstCall/—Senetek PLC (Nasdaq: SNTK—News), www.senetekplc.com, announced today that shareholders approved by votes of approximately 75% all nine resolutions that the Company has put to the shareholders at the Annual General Meeting held on December 18 in Napa, CA.

Senetek CEO Frank J. Massino commented: “We are pleased at the relatively high number of proxies returned and that the shareholders have shown continued confidence in the management of the Company. We are especially excited that George Fellows, Anthony Williams and Kevin McCarthy have been reelected to the Board of Directors. We look forward to their contribution in 2004 as we continue to strive to maximize our shareholder value.”

About Senetek PLC

Senetek PLC (Nasdaq: SNTK—News), www.senetekplc.com, is a biopharmaceutical company focused on developing and co-marketing products in the key skincare/dermatologicals and sexual dysfunction categories worldwide.

Visit Senetek PLC’s Web site at http://www.senetekplc.com.

Investor Relations Contact

1-707-226-3900 ext. 102

E-Mail: Pknopick@eandecommunications.com

Safe Harbor Statement:

This news release may contain statements that may be considered “forward-looking statements” under the federal securities laws, including statements concerning the Company’s financial stability, its expectations of continued growth and profitability and its intent to expand its overseas business. Forward-looking statements by their nature involve substantial uncertainty and there can be no assurance that actual results or events will not differ materially from those in the forward-looking statements as a result of various factors, including the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Reports of Form 10-Q for the subsequent calendar quarters of 2003, filed with the Securities and Exchange Commission. In addition, while the Company has attempted to identify in those filings the principal factors that it believes could result in such material differences, there can be no assurance that it has identified all of such factors or all of the ways in which such factors may affect future results or events.

News Source: Senetek PLC